As filed with the Securities and Exchange Commission on May 8, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Immunocore Holdings plc
(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

92 Park Drive
Milton Park
Abingdon, Oxfordshire OX14 4RY
United Kingdom
(Address of principal executive offices) (Zip code)

Immunocore Holdings plc 2021 Equity Incentive Plan, with Non-Employee Sub-Plan
(Full title of the plan)

Immunocore, LLC
1 Radnor Corporate Center
100 Matsonford Road, Suite 100
Radnor, PA 19087
United States
Tel: +1 484 534 5261
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Courtney T. Thorne Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479 6000	Lily Hepworth General Counsel Immunocore Holdings plc 92 Park Drive Milton Park Abingdon, Oxfordshire OX14 4RY United Kingdom Tel: +44 12 3543 8600	Claire Keast-Butler Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom +44 20 7583 4055

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Immunocore Holdings plc (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 2,497,743 additional ordinary shares, nominal value £0.002 per share (the “Ordinary Shares”), of the Registrant under the Immunocore Holdings plc 2021 Equity Incentive Plan, with Non-Employee Sub Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of Ordinary Shares reserved and available for issuance under the 2021 Plan on January 1, 2026. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Registration Statements on Form S-8, filed with the Commission on April 12, 2021 (File No. 333-255182), May 17, 2022 (File No. 333-265000), April 6, 2023 (File No. 333-271164), March 21, 2024 (File No. 333-278121), and May 7, 2025 (File No. 333-287041);

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 25, 2026;

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the Commission on May 6, 2026;

(d) The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 16, 2026;

(e) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 9, 2026 and January 30, 2026 (each to the extent the information in such reports is filed and not furnished); and

(f) The description of the Registrant’s Ordinary Shares and American Depositary Shares contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on February 2, 2021 (File No. 001-39992) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the Commission on March 25, 2021.

(g) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 8.	EXHIBITS.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Articles of Association of Immunocore Holdings plc.	10-Q	001-39992	3.1	8/8/24
4.2	Deposit Agreement.	20-F	001-39992	2.2	3/25/21
4.3	Form of American Depositary Receipt (included in Exhibit 4.2).	20-F	001-39992	2.3	3/25/21
5.1*	Opinion of Cooley (UK) LLP.
23.1*	Consent of Deloitte LLP, the Registrant’s independent registered public accounting firm
23.2*	Consent of Cooley (UK) LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Immunocore Holdings plc 2021 Equity Incentive Plan, with Non-Employee Sub-Plan.	20-F	001-39992	4.20	3/25/21
107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxford, United Kingdom, on the 8th day of May, 2026.

IMMUNOCORE HOLDINGS PLC

By:	/s/ Bahija Jallal, Ph.D.
Name: Bahija Jallal, Ph.D.
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bahija Jallal, Travis Coy and Lily Hepworth, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Bahija Jallal, Ph.D.	Chief Executive Officer and Director	May 8, 2026
Bahija Jallal, Ph.D.	(Principal Executive Officer)

/s/ Travis Coy	Chief Financial Officer	May 8, 2026
Travis Coy	(Principal Financial Officer)

/s/ John Goll	SVP, Finance & Chief Accounting Officer	May 8, 2026
John Goll	(Principal Accounting Officer)

/s/ Professor Sir John Bell	Chairman of the Board of Directors	May 8, 2026
Professor Sir John Bell

/s/ Roy S. Herbst, M.D., Ph.D.	Director	May 8, 2026
Roy S. Herbst, M.D., Ph.D.

/s/ Siddharth Kaul	Director	May 8, 2026
Siddharth Kaul

/s/ Dr. William Pao, M.D., Ph.D.	Director	May 8, 2026
Dr. William Pao, M.D., Ph.D.

/s/ Kristine Peterson	Director	May 8, 2026
Kristine Peterson

/s/ Professor Sir Peter Ratcliffe	Director	May 8, 2026
Professor Sir Peter Ratcliffe

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Immunocore Holdings plc has signed this registration statement or amendment thereto on May 8, 2026.

IMMUNOCORE, LLC

By:	/s/ Bahija Jallal, Ph.D.
Name: Bahija Jallal, Ph.D.
Title: Authorized Signatory

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